UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Company distributed the following letter to all of its employees on October 7, 2011

October 7, 2011

Dear Colleagues,

We recently announced that our Annual Stockholder Meeting will take place on December 13, 2011.  A copy of the press release can be found here (www.homefederal.com/investor_relations/press_releases) and a copy of additional information we have since filed with the SEC can be found here (www.sec.gov).

You may have seen recently some public statements made by one of our stockholders, hedge fund PL Capital Group.  As you know, the Federal Reserve Board has recently become our government regulator as part of a shift that gives the Federal Reserve Board oversight of more banks similar to us.  We are consulting with the Federal Reserve Board regarding PL Capital’s proposed Board nominees.  We believe that PL Capital’s recent actions regarding HF Financial are in violation of the federal banking laws.  We will provide an update to stockholders and all of you when the Federal Reserve Board has provided directions to us on this matter.

We realize this matter can be a distraction, but we must all remain focused on our day-to-day responsibilities while the Board addresses it.  HF Financial is continuing to execute on our strategic plan, and we are well positioned for the future.

We appreciate your hard work and commitment.  Thank you again for your dedication to HF Financial.

Sincerely,

Curtis L. Hage

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Corporation’s stockholders in connection with the Corporation’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  The Corporation plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”), and advises its stockholders to read the Annual Meeting Proxy and any and all supplements and amendments thereto when they become available, because they will contain important information.  Stockholders may obtain a free copy of the Proxy Statement and other documents that the Corporation files with the SEC (when available) at the SEC’s website at www.sec.gov.  The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Corporation at 225 South Main Avenue, Sioux Falls, South Dakota 57104.

Certain Information Concerning Participants

The Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of the Corporation’s stockholders in connection with its Annual Meeting.  Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Corporation’s proxy statement related to its 2010 Annual Meeting of Stockholders, filed with the SEC on October 13, 2010 and on Forms 3 and 4 filed with the SEC.